Exhibit 99.1

Press Release

TTM Technologies, Inc. Completes Acquisition of Telephonics Corporation

Complementary portfolio and skills enhance TTM’s strategic capabilities and growth opportunities in the Aerospace and Defense Market

Transaction Expected to be Immediately Accretive to Non-GAAP EPS

Santa Ana, CA – June 27, 2022 – TTM Technologies, Inc. (NASDAQ: TTMI) (“TTM”) announced today that it has completed the previously announced acquisition of Telephonics Corporation (“Telephonics”) from Griffon Corporation (NYSE: GFF) for approximately $330 million in cash. Telephonics, founded in 1933, is recognized globally as a leading provider of highly sophisticated intelligence, surveillance and communications solutions that are deployed across a wide range of land, sea and air applications.

The transaction significantly broadens TTM’s Aerospace and Defense product offering vertically into higher-level engineered system solutions and horizontally into surveillance and communications markets, while strengthening its position in radar systems. With the addition of critical engineering talent, the combined company will be well positioned to benefit from the anticipated increased spending in defense electronics.

“I enthusiastically welcome Telephonics employees to TTM and look forward to the combination of our respective talents,” said Tom Edman, CEO of TTM. “We expect that Telephonics’ complementary portfolio and skills will enhance TTM’s strategic capabilities and growth opportunities, enabling us to deliver significant benefits to our Aerospace and Defense customers.”

Key Terms of the Transaction and Financial Highlights

The purchase of the stock of the Telephonics business entities was completed in a debt free, cash free transaction for $330 million in cash, subject to customary working capital adjustments.

TTM has identified approximately $12 million in pre-tax, run rate, cost synergies which are expected to be realized by the end of 2024. TTM believes that significant additional revenue and cost synergies will result from other integration efforts over a longer period of time.

TTM expects to finance the purchase with cash on hand. At the end of the first quarter of fiscal year 2022, TTM had $519.1 million in cash on the balance sheet.

This transaction is expected to be immediately accretive to non-GAAP EPS. However, TTM does not expect a material contribution from Telephonics in Q2 due to the transaction close date at the end of our second quarter. We will provide further information during our second quarter earnings call.

About TTM

TTM Technologies, Inc. is a leading global printed circuit board manufacturer, focusing on quick-turn and volume production of technologically advanced PCBs and backplane assemblies as well as a global designer and manufacturer of high-frequency radio frequency (RF) and microwave/microelectronic components and assemblies. TTM stands for time-to-market, representing how TTM’s time-critical, one-stop manufacturing services enable customers to shorten the time required to develop new products and bring them to market. Additional information can be found at www.ttm.com.

Forward-Looking Statements

This release contains forward-looking statements that relate to future events or performance. TTM cautions you that such statements are simply predictions and actual events or results may differ materially. These statements reflect TTM’s current expectations, and TTM does not undertake to update or revise these forward looking statements, even if experience or future changes make it clear that any projected results expressed or implied in this or other TTM statements will not be realized. Further, these statements involve risks and uncertainties, many of which are beyond TTM’s control, which could cause actual results to differ materially from the forward-looking statements. These forward-looking statements include statements related to: The ability to retain Telephonics’ customers and employees, the ability to successfully integrate

Telephonics’ operations, product lines, technology and employees into TTM’s operations, and the ability to achieve the expected synergies as well as accretion in earnings; competitive pressures and consumer preferences in TTM’s various lines of business; unknown, underestimated or undisclosed commitments or liabilities; the potential impact of the announcement or consummation of the proposed transactions on the parties’ relationships with third parties, which may make it more difficult to maintain business and operational relationships; and potential changes in domestic or global economic conditions. For a description of additional factors that may cause TTM’s actual results, performance or expectations to differ from any forward-looking statements, please review the information set forth in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of TTM’s public reports filed with the SEC.

Contacts:

TTM Investors

Sameer Desai,

Vice President, Corporate Development & Investor Relations

sameer.desai@ttmtech.com

714-327-3050

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